Exhibit 23.1

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Monster Worldwide, Inc.

401(k) Savings Plan

New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-17743, 333-131899 and 333-151430) of our report dated June 24, 2008, relating to the financial statements and supplemental schedules for the Monster Worldwide, Inc. 401(k) Savings Plan (“the Plan”), appearing in the Plan’s Annual Report on Form 11-K for the year ended December 31, 2007.

/s/ BDO Seidman, LLP
New York, New York
June 26, 2008